Calculation of Filing Fee Tables
S-3
Babcock & Wilcox Enterprises, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	11,657,221	$ 20.23	$ 235,825,580.83	0.0001381	$ 32,567.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 235,825,580.83		$ 32,567.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 32,567.51
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) This registration statement registers the offer and sale by the selling stockholders of up to 11,657,221 shares of the Registrant's common stock, which consists of (i) 1,197,221 shares of common stock held by the selling stockholders and (ii) 10,460,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock. (b) Pursuant to Rule 416(a) under the Securities Act, the amount of common stock registered hereunder shall be deemed to include an indeterminate number of additional shares that may be issued by the Registrant to the Selling Stockholder as a result of any stock splits, stock dividends or other similar transactions. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the common stock on the New York Stock Exchange on May 14, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Babcock & Wilcox Enterprises, Inc.	S-3	333-296096	05/21/2026		$ 32,567.51	Equity	Common Stock, par value $0.01 per share	11,657,221	$ 235,825,580.83
Fee Offset Sources		Babcock & Wilcox Enterprises, Inc.	S-3	333-296096		05/21/2026						$ 32,567.51
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On May 20, 2026, the Registrant filed a registration statement registering the indicated shares of Common Stock tagged as an S-3 submission rather than an S-3ASR submission. That registration statement is being withdrawn with no shares of Common Stock having been sold thereunder. An offset using the filing fee previously paid in connection with that registration statement is being claimed pursuant to Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date